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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 8, 2002, except for Note 11, as to which the date is May 21, 2002, relating to the financial statements and financial statement schedule of Merck-Medco Managed Care, LLC (the predecessor to Medco Health Solutions, Inc.), which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial and Operating Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
July 2, 2002